Exhibit 10.1

ONKURE, Inc.

2021 STOCK INCENTIVE PLAN

(as amended and restated)

TABLE OF CONTENTS

Page

1.	PURPOSE	1
2.	DEFINITIONS	1
3.	ADMINISTRATION OF THE PLAN	4
3.1	Board.	4
3.2	Committee.	4
3.3	Grants.	5
3.4	Deferral Arrangement.	6
3.5	No Liability.	6
4.	STOCK SUBJECT TO THE PLAN	6
4.1	Number of Shares Available.	6
4.2	Adjustments in Authorized Shares.	7
5.	GRANT ELIGIBILITY AND LIMITATIONS	7
5.1	Service Providers and Other Persons.	7
5.2	Successive Grants.	7
6.	AWARD AGREEMENT	7
7.	Terms and conditions of options	7
7.1	Option Price.	7
7.2	Vesting.	8
7.3	Term.	8
7.4	Termination of Service.	8
7.5	Limitations on Exercise of Option.	8
7.6	Method of Exercise.	8
7.7	Rights of Holders of Options.	9
7.8	Delivery of Stock Certificates.	9
7.9	Transferability of Options.	9
7.10	Family Transfers.	9
7.11	Limitations on Incentive Stock Options.	9
7.12	Notice of Disqualifying Disposition.	10
8.	TERMS AND CONDITIONS OF RESTRICTED STOCK	10
8.1	Grant of Restricted Stock.	10
8.2	Restrictions.	10
8.3	Restricted Stock Certificates.	10
8.4	Rights of Holders of Restricted Stock.	11
8.5	Termination of Service.	11
8.6	Purchase and Delivery of Restricted Stock.	11
9.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK	11
9.1	General Rule.	11
9.2	Surrender of Stock.	11
9.3	Cashless Exercise.	12
9.4	Promissory Notes	12

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9.5 Net Exercise .		12
9.6	Other Forms of Payment.	12
10.	WITHHOLDING TAXES	12
11.	RESTRICTIONS ON TRANSFER OF SHARES OF STOCK	13
11.1	Right of First Refusal.	13
11.2	Repurchase and Other Rights.	13
11.3	Installment Payments.	14
11.3.1	General Rule.	14
11.3.2	Exception in the Case of Stock Repurchase Right.	14
11.4	Publicly Traded Stock.	14
11.5	Legend.	14
12.	PARACHUTE LIMITATIONS	14
13.	REQUIREMENTS OF LAW	15
13.1	General.	15
13.2	Rule 16b-3.	16
14.	EFFECT OF CHANGES IN CAPITALIZATION	16
14.1	Changes in Stock.	16
14.2	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.	17
14.3	Corporate Transaction.	17
14.4	Adjustments.	18
14.5	No Limitations on Company.	18
15.	Effective Date, duration and amendments	18
15.1	Effective Date.	18
15.2	Term.	19
15.3	Amendment and Termination of the Plan.	19
16.	general provisions	19
16.1	Disclaimer of Rights.	19
16.2	Nonexclusivity of the Plan.	19
16.3	Captions.	20
16.4	Other Provisions.	20
16.5	Number and Gender.	20
16.6	Severability.	20
16.7	Governing Law.	20
16.8	Section 409A of the Code.	20

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ONKURE, Inc.

2021 STOCK INCENTIVE PLAN

OnKure, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2021 Stock Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, directors, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options and restricted stock in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to Outside Directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options, an entity may not be considered an Affiliate if it results in noncompliance with Section 409A.

2.2 “Authorized Share Limit” shall have the meaning set forth in Section 4.1.

2.3 “Award Agreement” means the stock option agreement, restricted stock agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3 “Benefit Arrangement” shall have the meaning set forth in Section 12.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of one or more members of the Board.

2.9 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company

2.10 “Disability” means the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.11 “Effective Date” means February 26, 2021, which is the date the Plan is approved by the Board.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.13 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Section 409A.

2.14 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than 50% of the voting interests.

2.15 “Grant” means an award of an Option or Restricted Stock under the Plan.

2.16 “Grant Date” means the date as of which the Board approves a Grant.

2.17 “Grantee” means a person who receives or holds an Option or Restricted Stock under the Plan.

2.18 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.19 “Non-qualified Stock Option” means a stock option that is not an Incentive Stock Option.

2.20 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.21 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.22 “Other Agreement” shall have the meaning set forth in Section 12.

2.23 “Outside Director” means a member of the Board who is not an officer of employee of the Company.

2.24 “Parachute Payment” shall have the meaning set forth in Section 12.

2.25 “Purchase Price” means the purchase price for each share of Stock pursuant to a Grant of Restricted Stock.

2.26 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.27 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 8.

2.28 “Section 409A” shall have the meaning set forth in Section 16.8.

2.29 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.30 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.31 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.32 “Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

2.33 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.34 “Ten-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3. ADMINISTRATION OF THE PLAN

3.1 Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final, binding and conclusive.

3.2 Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3 Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Grants to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to a Grant,

(iv) establish the terms and conditions of each Grant (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing a Grant, and

(vi) amend, modify, or supplement the terms of any outstanding Grant.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Grant shall without the consent of the Grantee, impair the Grantee’s rights under such Grant.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options, may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of shares of Stock and at the same or a different Option Price, or in return for the grant of a different Award for the same or a different number of shares of Stock, or may amend outstanding Options (to the extent not previously exercised) to have a different Option Price. The foregoing notwithstanding, except for a modification required to comply with any applicable law, regulation or rule, no modification of an Option shall, without the consent of the Grantee, materially impair his or her rights or increase the Grantee’s obligations under such Option; provided, however, that a modification which may cause an Incentive Stock Option to become a Non-qualified Stock Option shall not be treated as materially impairing a Grantee’s rights or increasing a Grantee’s obligations under an Award.

3.4 Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Section 409A.

3.5 No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4. STOCK SUBJECT TO THE PLAN

4.1 Number of Shares Available.

Subject to adjustment as provided in Section 14, the maximum aggregate number of shares of Stock that may be issued under the Plan is 4,326,997 shares of Stock, increased, effective as of the Initial Closing (as defined in the Purchase Agreement (as defined below)) to 9,838,497 shares of Stock (the “Authorized Share Limit”); provided, that 361,600 shares of Stock (subject to adjustment as provided in Section 14) of the Authorized Share Limit will not be available for grant by the Board during the term of the Plan unless and until the Series C Issuance Requirement (as defined below) is achieved. For the avoidance of doubt, upon achievement of the Series C Issuance Requirement, the number of shares of Class A common stock issuable under the Plan shall be the Authorized Share Limit (as adjusted pursuant to Section 14), without any further restrictions in connection with the Series C Issuance Requirement and subject to such other restrictions as otherwise set forth herein. For purposes of the Plan, “Series C Financing” shall mean the sale and issuance of Series C Preferred Stock of the Company, par value $0.0001 per share (the “Series C Preferred Stock”), pursuant to the Series C Preferred Stock Purchase Agreement approved by the Board on March 22, 2023 (the “Purchase Agreement”), as such Purchase Agreement may be amended from time to time; and “Series C Issuance Requirement” shall mean the Company’s consummation of the additional sale and issuance of 3,872,631 shares of Series C Preferred Stock of the Company (the “Series C Preferred Stock”) under the Purchase Agreement in one or more closings following the Initial Closing.

Subject to the foregoing limits, the aggregate number of shares of Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not exceed the Authorized Share Limit (as amended from time to time and as adjusted pursuant to Section 14), plus, only to the extent allowable under Section 422 of the Code, any shares of Stock previously issued under the Plan (other than pursuant to Section 4.2) that are reacquired by the Company pursuant to a forfeiture provision.

4.2 Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Grants in connection with mergers, reorganizations, separations, or other transactions in which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Grants assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Grants before and after the substitution.

5. GRANT ELIGIBILITY AND LIMITATIONS

5.1 Service Providers and Other Persons.

Grants (including Grants of Incentive Stock Options, subject to Section 7.11) may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board. To the extent required by applicable state law, Grants within certain states may be limited to employees and officers or employees, officers and directors.

5.2 Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

6. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

7. Terms and conditions of options

7.1 Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

7.2 Vesting.

Subject to Sections 7.3 and 14.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. An Award Agreement may permit the Grantee to exercise the Option prior to the time that it has become vested provided that the shares of Stock acquired on exercise shall be treated as unvested and subject to a right of repurchase by the Company and any other restrictions that the Board determines appropriate as set forth in the Award Agreement.

7.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten-Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

7.4 Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 14 which results in termination of the Option.

7.6 Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to a Grant. The Option Price shall be payable in a form described in Section 9.

7.7 Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.8 Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price and applicable taxes, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

7.9 Transferability of Options.

Except as provided in Section 7.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 7.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

7.10 Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 7.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 7.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 7.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 7.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7.4.

7.11 Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of shares of Stock permitted to be subject to Incentive Stock Options, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

7.12 Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days thereof.

8. TERMS AND CONDITIONS OF RESTRICTED STOCK

8.1 Grant of Restricted Stock.

Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

8.2 Restrictions.

At the time a Grant of Restricted Stock is made, the Board shall establish a restriction period applicable to such Restricted Stock. Each Grant of Restricted Stock may be subject to a different restricted period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock.

The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock. The Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock.

8.3 Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

8.4 Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

8.5 Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

8.6 Purchase and Delivery of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 9 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

9. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

9.1 General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

9.2 Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be

made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, as applicable.

9.3 Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides and the shares of Stock have become publicly traded, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 10.

9.4 Promissory Notes.

To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part with a full-recourse promissory note executed by the Grantee. The interest rate payable under the promissory note shall not be less than the minimum rate required to avoid the imputation of income for U.S. federal income tax purposes. Shares of Stock shall be pledged as security for payment of the principal amount of the promissory note, and interest thereon; provided that if the Grantee is a consultant, such note must be collateralized with such additional security to the extent required by applicable laws. In no event shall the stock certificate(s) representing such shares of Stock be released to the Grantee until such note is paid in full. Subject to the foregoing, the Board shall determine the term, interest rate and other provisions of the note.

9.5 Net Exercise.

To the extent permitted by the Board in its sole discretion, payment of the Option Price may be made by a “net exercise” arrangement pursuant to which the number of shares of Stock issuable upon exercise of the Option shall be reduced by the largest whole number of shares of Stock having an aggregate Fair Market Value that does not exceed the aggregate Option Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Option Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole shares of Stock to be issued shall be paid by the Grantee in cash or other form of payment permitted under the Option Award Agreement.

9.6 Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

10. WITHHOLDING TAXES

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by applicable law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or upon the issuance of any shares of Stock upon the exercise of an

Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 10 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

11. RESTRICTIONS ON TRANSFER OF SHARES OF STOCK

11.1 Right of First Refusal.

Subject to Section 11.4, a Grantee (or such other individual who is entitled to exercise an Option or otherwise acquire shares pursuant to a Grant under the terms of the Plan) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock acquired pursuant to a Grant to any person or entity without first offering such shares to the Company for purchase on the same terms and conditions as those offered the proposed transferee. The Company may assign its right of first refusal under this Section 11.1 in whole or in part, to (i) any holder of stock or other securities of the Company, (ii) any Affiliate or (iii) any other person or entity that the Board determines has a sufficient relationship with or interest in the Company. The Company shall give reasonable written notice to the Grantee of any such assignment of its rights. The restrictions of this Section 11.1 apply to any person to whom Stock that was originally acquired pursuant to a Grant is sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock, but the restrictions of this Section 11.1 do not apply to a transfer of Stock that occurs as a result of the death of the Grantee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

11.2 Repurchase and Other Rights.

Stock issued upon exercise of an Option or pursuant to the Grant of Restricted Stock may be subject to such right of repurchase or other transfer restrictions as the Board may determine, consistent with applicable law. Any such additional restriction shall be set forth in the Award Agreement.

11.3 Installment Payments.

11.3.1 General Rule.

In the case of any purchase of Stock or an Option under this Section 11, the Company or its permitted assignee may pay the Grantee, transferee of the Option or other registered owner of the Stock the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company or its permitted assignee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

11.3.2 Exception in the Case of Stock Repurchase Right.

If an Award Agreement authorizes, upon the Grantee’s termination of Service, the repurchase of shares of Stock acquired by the Grantee pursuant to the exercise of an Option or under a Grant of Restricted Stock, to the extent required by applicable law, payment shall be made in cash or by cancellation of indebtedness within the later of 90 days from the date of termination of Service or 90 days from the date of exercise or purchase, as the case may be.

11.4 Publicly Traded Stock.

If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market, the foregoing transfer restrictions of Sections 11.1 and 11.2 shall terminate as of the first date that the Stock is so listed, quoted or publicly traded.

11.5 Legend.

In order to enforce the restrictions imposed upon shares of Stock under the Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to the Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

12. PARACHUTE LIMITATIONS

Notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, unless stockholder approval pursuant to Section 280G(b)(5)(B) of the Code has been obtained, any Option or Restricted Stock held by that Grantee and any right to receive any payment or other benefit under the Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under the Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under the Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then those rights, payments, or benefits under the Plan, any Other Agreements, and any Benefit Arrangements shall be reduced or eliminated in the following order so as to avoid having the payment or benefit to the Grantee under the Plan be deemed to be a Parachute Payment: (x) the rights, payments and benefits which do not constitute nonqualified deferred compensation subject to Section 409A shall be reduced first; and (y) all other rights, payments and benefits shall then be reduced as follows: (A) cash payments shall be reduced before non-cash payments; and (B) payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.

13. REQUIREMENTS OF LAW

13.1 General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Restricted Stock, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

13.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14. EFFECT OF CHANGES IN CAPITALIZATION

14.1 Changes in Stock.

If the number of outstanding shares for which Grants of Options and Restricted Stock may be made under the Plan is increased or decreased or the shares underlying the Grants are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options and Restricted Stock may be made under the Plan shall be adjusted proportionately and according to the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the Option Price of outstanding Options to reflect such distribution.

14.2 Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 14.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Grant theretofore made pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, and in the case of Options, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

14.3 Corporate Transaction.

In the event of a Corporate Transaction, outstanding Awards shall be treated as the Board determines, in each case without the Grantee’s consent. Subject to compliance with Section 409A, the Board may provide, without limitation, for one or more of the following: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (ii) the assumption, in whole or in part, of the outstanding Awards by the surviving corporation or a successor entity or its parent; (iii) the substitution, in whole or in part, by the surviving corporation or a successor entity or its parent of its own awards for such outstanding Awards; (iv) exercisability and settlement, in whole or in part, of outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement followed by the cancellation of such Awards (whether or not then vested or exercisable) upon or immediately prior to the effectiveness of the transaction; or (v) settlement of the intrinsic value of the outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement, with payment made in cash or cash equivalents or property (including cash or property subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying shares of Stock) followed by the cancellation of such Awards (whether or not then vested or exercisable) (and, for the avoidance of doubt, if as of the date of the occurrence of the Corporate Transaction the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Grantee’s rights, then such Award may be terminated by the Company without payment).

For avoidance of doubt, the value of any property, including the value of property provided in settlement of an Award, shall be determined by the Board and, to the extent permitted under Section 409A, the settlement of an Award may provide for payment to be made on a delayed basis and/or contingent basis in recognition of and a reflection of escrows, earn-outs, or other limitations, conditions, contingencies or holdbacks applicable to holders of shares of Stock in connection with the transaction. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A. The Company will have no obligation to treat all Awards, all Awards held by a Grantee, or all Awards of the same type, similarly. The Board shall also have discretion to suspend the right of Grantees to exercise outstanding Awards during a limited period of time preceding the closing of the Corporate Transaction if such suspension is administratively necessary to facilitate the closing of the transaction, and may terminate the right of holders of Options to exercise Options prior to vesting in the shares subject to the Option (i.e., “early exercise”), such that following the closing of the Corporate Transaction the Option may only be exercised to the extent it is vested.

14.4 Adjustments.

Adjustments under this Section 14 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Grants of Options, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of Grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in Sections 14.1, 14.2 and 14.3.

14.5 No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets. The Board may at any time (i) offer to buy out for a payment in cash or cash equivalents an Award previously granted, or (ii) authorize a Grantee to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Board shall establish.

15. Effective Date, duration and amendments

15.1 Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s shareholders within 12 months of the Effective Date. Under approval of the Plan by the shareholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within 12 months of the Effective Date, any Grants made hereunder shall be null and void and of no effect and no additional Grants, exercises or sales shall be made under the Plan after such date.

15.2 Term.

The Plan shall terminate automatically ten years after the later of (i) its adoption by the Board, or (ii) the earlier of the most recent Board or stockholder approval of an increase in the number of shares reserved under Section 4 (other than pursuant to Section 14) that was approved by shareholders on or within 12 months before or after the Board’s approval of such increase, and may be terminated on any earlier date as next provided.

15.3 Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Company’s shareholders only to the extent required by applicable law, regulations or rules. No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially alter or impair rights or obligations under any Grant theretofore awarded under the Plan; provided, however, that an amendment which may cause an Incentive Stock Option to become Non-qualified Stock Option shall not be treated as materially impairing an Award.

16. general provisions

16.1 Disclaimer of Rights.

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant made under the Plan shall be affected by any changes of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

16.2 Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

16.3 Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

16.4 Other Provisions.

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

16.5 Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.6 Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.7 Governing Law.

All rights and obligations under the Plan shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

16.8 Section 409A of the Code.

Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”) shall be subject to such additional rules and requirements as specified by the Board from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Grantee’s separation from service, or (ii) the Grantee’s death, but only to the extent such delay is necessary to prevent the Award from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A. The provisions of the Plan and each Award Agreement are intended to comply with or be exempt from the provisions of Section 409A and shall be interpreted in a manner consistent therewith. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, the Board may in its sole discretion (but without any obligation to do so) amend the terms of any Award to the extent it determines necessary to comply with Section 409A.

* * *

FORM

ONKURE, INC.

2021 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

OnKure, Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its Class A common stock, $0.0001 par value, (the “Stock”) to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company’s 2021 Stock Incentive Plan as amended to date (as amended, the “Plan”).

Grant Date:

Name of Optionee:

Number of Shares Covered by Option: ______________ (the “Option Shares”)

Option Price per Share: (At least 100% of Fair Market Value)

Vesting Start Date:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:

(Signature)

Company:

Attachment

This is not a stock certificate or a negotiable instrument

ONKURE, INC.

2021 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Incentive Stock Option

This option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly. If you cease to be an employee of the Company, its parent or a subsidiary (“Employee”) but continue to provide Service, this option will be deemed a nonstatutory stock option three months after you cease to be an Employee. In addition, to the extent that all or part of this option exceeds the $100,000 rule of Section 422(d) of the Internal Revenue Code, this option or the lesser excess part will be deemed to be a nonstatutory stock option.

Vesting

This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

[Your right to purchase 1/4th of the Option Shares covered by this option, as shown on the cover sheet, under this Agreement vests on the one-year anniversary of the Vesting Start Date (the “Anniversary Date”), provided you then continue in Service. Thereafter, for each month that you remain in Service, your right to 1/48th of the Option Shares covered by this option, as shown on the cover sheet, under this Agreement vests as of the first day of each month following the month of the Anniversary Date.]

The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.

No additional shares of Stock will vest after your Service has terminated for any reason.

Term

Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.
Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.
Death

If your Service terminates because of your death, then your option will expire at the close of business at Company headquarters on the date 12 months after the date of death. During that twelve-month period, your estate or heirs may exercise the vested portion of your option.

In addition, if you die during the 90-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the date 12 months after your termination date. In such a case, during the period following your death up to the date 12 months after your termination date, your estate or heirs may exercise the vested portion of your option.

Disability	If your Service terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date 12 months after your termination date.
Leaves of Absence

For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase (in a parcel of at least 100 shares generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

• Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

• Shares of Stock which have already been owned by you for more than six months and which are surrendered to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

• To the extent a public market for the Stock exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

Withholding Taxes

You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option. If the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your option in any other way.

Market Stand-off Agreement

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933 (the “Securities Act”), including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Investment Representation

If the sale of Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Stock being acquired upon exercise of this option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Company’s Right of First Refusal

If you propose to sell, pledge or otherwise transfer to a third party any Stock acquired under this Agreement, or any interest in such Stock, the Company shall have the “Right of First Refusal” with respect to all (and not less than all) of such shares of Stock. If you desire to transfer Stock acquired under this Agreement, you must give a written “Transfer Notice” to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all, and not less than all, of the shares of

Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Stock on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Stock was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Stock with lawful money equal to the present value of the consideration described in the Transfer Notice.

In the case of any purchase of Stock under this Right of First Refusal, at the option of the Company, the Company may pay you the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

The Company’s rights under this subsection shall be freely assignable, in whole or in part, shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the shares of Stock.

The Company’s Right of First Refusal shall terminate if the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market.

Right to Repurchase

Following termination of your Service for any reason, the Company shall have the right to purchase all of those shares of Stock that you have or will acquire under this option. If the Company exercises its right to purchase the shares, the Company will notify you of its intention to purchase such shares, and will consummate the purchase within one year (or 90 days to the extent required by applicable law) of your termination of Service or, in the case of Stock acquired after your termination of Service, within one year (or 90 days to the extent required by applicable law) of the date of exercise.

The purchase price shall be the Fair Market Value of the shares on the date of your termination of Service if the Company exercises its right to purchase such shares within 90 days of your termination of Service or exercises its right within 90 days of the date of your exercise of the option following termination of Service; otherwise the purchase price shall be the Fair Market Value of the shares on the date the Company gives you notice of its intent to exercise its right to purchase the shares.

The Company's rights of repurchase shall terminate if the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market.

Retention Rights

Neither your option nor this Agreement give you the right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity. The Company (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights

You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option’s shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this option and the option price per share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Stock issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION'S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Other Agreements	You agree, as a condition of the grant of this option and that in connection with the exercise of this option, you will execute such document(s) as necessary to become a party to any stockholder agreement, voting agreement, right of first refusal and co-sale agreement or similar agreement that the Company may require from time to time after the date hereof.
Certain Dispositions

If you sell or otherwise dispose of Stock acquired pursuant to the exercise of this option following termination of the Company’s Right of First Refusal and sooner than the one-year anniversary of the date you acquired the Stock, then you agree to notify the Company in writing of the date of sale or disposition, the number of share of Stock sold or disposed of and the sale price per share within 30 days of such sale or disposition.

Delivery

Signatures to cover sheet of this Agreement transmitted by facsimile, email in portable document format (.pdf), or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall have the same effect as physical delivery of the paper document bearing original signature.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.